Exhibit 3.1

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF FORMATION
OF
GENERAL MOTORS FINANCIAL COMPANY, INC.
The undersigned, desiring to amend the Amended and Restated Certificate of Formation (as amended, the “Existing Certificate of Formation”) of General Motors Financial Company, Inc. (the “Corporation”), pursuant to the provisions of Section 3.053 of the Texas Business Organizations Code (the “TBOC”), does hereby certify:

1.	The name of the filing entity is General Motors Financial Company, Inc.

2.	The filing entity is a Texas for-profit corporation.

3.	Section 4.01 of Article IV of the Existing Certificate of Formation is hereby amended in its entirety so as to read as follows:
“ARTICLE IV. SHARES
4.01 Classes of Stock and Authorized Shares.

(a)
The Corporation is authorized to issue two classes of stock which shall be designated, respectively, “Common Stock” and “Preferred Stock.” The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is two hundred sixty million (260,000,000), consisting of (a) ten million (10,000,000) shares of Common Stock, par value $1.00 per share (“Common Stock”), and (b) two hundred fifty million (250,000,000) shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”).”

4.	A new paragraph (b) is hereby added to Section 4.01 of Article 4 of the Existing Certificate of Formation and shall read in full as follows:

“(b)
Effective as of the date of filing with the Texas Secretary of State of the Certificate of Amendment pursuant to which this paragraph (b) is added to this certificate of formation, each outstanding share of previously authorized Common Stock, par value $1.00 per share (the “Old Common Stock”), of the corporation shall be split and shall be deemed to be automatically converted and reclassified into 10,000 shares of Common Stock, par value $0.0001 per share, which shall be deemed to be fully paid and nonassessable. The shareholder of the corporation shall surrender its certificates representing Old Common Stock to the corporation, and upon receipt thereof, the corporation shall cause to be issued and delivered to the shareholder new certificates representing the shares of Common Stock into which its shares of Old Common Stock are split, reclassified and converted.”

5.	These amendments made by this Certificate of Amendment have been made in accordance with the TBOC and have been approved in the manner required by the

TBOC and the governing documents of the Corporation, and shall be effective as of the date filed with the Texas Secretary of State.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this 1st day of September, 2017.

/s/ Frank E. Brown III
Frank E. Brown III
Senior Vice President, Corporate Counsel and Secretary

Certificate of Amendment to
Amended and Restated Certificate of Formation of
General Motors Financial Company, Inc.

CERTIFICATE OF CORRECTION
TO THE
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF FORMATION
OF
GENERAL MOTORS FINANCIAL COMPANY, INC.
The undersigned, desiring to correct the Certificate of Amendment to the Amended and Restated Certificate of Formation (as amended, the “Existing Certificate of Formation”) of General Motors Financial Company, Inc. (the “Corporation”), pursuant to the provisions of Section 4.103 of the Texas Business Organizations Code (the “TBOC”), does hereby certify:

1.	The name of the filing entity is General Motors Financial Company, Inc. and its file number issued by the Secretary of State is 107735100.

2.
The filing instrument to be corrected is the Certificate of Amendment to the Amended and Restated Certificate of Formation of General Motors Financial Company, Inc. as filed with the Secretary of State on September 1, 2017.

3.	Section 4.01(a) of Article IV of the Existing Certificate of Formation contains an inaccuracy or error to be corrected. The full text of the corrected provision is set forth below:
“ARTICLE IV. SHARES

4.01     Classes of Stock and Authorized Shares

(a)
The Corporation is authorized to issue two classes of stock which shall be designated, respectively, “Common Stock” and “Preferred Stock.” The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is two hundred sixty million (260,000,000), consisting of (a) ten million (10,000,000) shares of Common Stock, par value $0.0001 per share (“Common Stock”), and (b) two hundred fifty million (250,000,000) shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”).”

4.	The Existing Certificate of Formation contained an inaccurate or erroneous statement. This Certificate of Correction is submitted for the purpose of correcting the Existing Certificate of Formation.

5.
After the Secretary of State files the Certificate of Correction, the Existing Certificate of Formation is considered to have been corrected on the date the Existing Certificate of Formation was originally filed except as to persons adversely affected. As to persons adversely affected by the correction, the Existing Certificate of Formation is considered to have been corrected on the date the Certificate of Correction is filed by the Secretary of State.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction on this 7th day of September, 2017.

/s/ Frank E. Brown III
Frank E. Brown III
Senior Vice President, Corporate Counsel and Secretary

Certificate of Correction to the
Certificate of Amendment to the
Amended and Restated Certificate of Formation of
General Motors Financial Company, Inc.